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                                                                  EXHIBIT 99.2

                [Letterhead of Starr Colton Pena Vogel & Co.]


                        INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Western Bancshares of Las Cruces, Inc.
Las Cruces, New Mexico

We have audited the accompanying consolidated statements of financial condition of Western Bancshares of Las Cruces, Inc. (the Company) and subsidiary, as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Bancshares of Las Cruces, Inc. and subsidiary, as of December 31, 1997 and 1996, and the consolidated results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating supplementary information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. Such information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.


/s/ Starr Colton Pena Vogel & Co.



March 25, 1998